NU SKIN ENTERPRISES, INC.
RESTRICTED STOCK UNIT GRANT NOTICE
2006 STOCK INCENTIVE PLAN

        Nu Skin Enterprises, Inc. (“Company”), pursuant to its 2006 Stock Incentive Plan (“Plan”) and the 2006 Stock Incentive Plan Master Restricted Stock Unit Agreement (“Master Restricted Stock Unit Agreement”) previously entered into by the parties, hereby grants to the “Employee” identified below ______ Restricted Stock Units. The Restricted Stock Units are subject to all of the terms and conditions as set forth herein and in the Master Restricted Stock Unit Agreement and the Plan, both of which are incorporated herein in their entirety. Any capitalized terms not defined herein shall have the meaning provided to such terms in the Plan.

Employee:
Date of Grant:
Number of Restricted Stock Units:

Vesting Schedule:	25% of the Units vest on each of the first, second, third and fourth anniversary of the Date of Grant [provided, however, that the Compensation Committee may adjust the vesting dates so that yearly vesting will occur during an open trading window].

Additional Terms/Acknowledgements: The undersigned Employee acknowledges receipt of, and understands and agrees to, this Grant Notice, the Master Restricted Stock Unit Agreement and the Plan. Employee further acknowledges that as of the Date of Grant, this Grant Notice, the Master Restricted Stock Unit Agreement and the Plan set forth the entire understanding between Employee and the Company regarding the Restricted Stock Units granted pursuant hereto and supersede all prior oral and written agreements on that subject.

NU SKIN ENTERPRISES, INC.

By:
Signature

Title:
Date:

NU SKIN ENTERPRISES, INC.
2006 STOCK INCENTIVE PLAN

MASTER RESTRICTED STOCK UNIT AGREEMENT

        This Master Restricted Stock Unit Agreement (the “Agreement”) is made and entered into effective as of __________________ by and between Nu Skin Enterprises, Inc., a Delaware corporation (the “Company” ), and ___________________ (“Employee”) subject to the terms and conditions of the Nu Skin Enterprises, Inc. 2006 Stock Incentive Plan (the “Plan”). In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

1.	Grant of Restricted Stock Units.

        1.1 Master Agreement. By executing this Agreement, Employee agrees that this Agreement shall govern the term of all Restricted Stock Units granted to him or her under the Plan pursuant to a Restricted Stock Unit Grant Notice (“Grant Notice”) that incorporates by reference the terms of this Agreement. Each Restricted Stock Unit grant that is intended to be governed by this Agreement shall incorporate all of the terms and conditions of this Agreement and shall contain such other terms and conditions as the Committee shall establish for the grant of Restricted Stock Units covered by such Grant Notice. In the event of a conflict between the language of this Agreement and any Grant Notice, the language of the Grant Notice shall prevail with respect to that Grant Notice. In order to be effective, the Grant Notice must be executed by a duly authorized executive officer of the Company. Employee will not be required to sign each Grant Notice, but Employee shall be deemed to have accepted the Grant Notice (and all of the terms and conditions set forth therein) unless Employee provides written notice to the Plan Administrator of Employee’s rejection of the Grant Notice and all of the Restricted Stock Units granted thereunder within 20 days after receipt of the Grant Notice.

        1.2 Grant of Restricted Stock Units. The Company grants to Employee an award of the number of Restricted Stock Units as set forth in each applicable Grant Notice. Each Restricted Stock Unit is a bookkeeping entry representing the Company’s unfunded promise to deliver one (1) share of the Company’s Common Stock (the “Share”), on the terms provided herein and in the Plan.

        1.3 Vesting of Restricted Stock Units. The Restricted Stock Units shall vest on the dates (the “Vesting Dates”) and in the amounts set forth in the applicable Grant Notice provided that Employee remains in the Continuous Service of the Company or one of its Affiliates during the period commencing on the date of this Agreement and ending on each of the respective Vesting Dates (the “Vesting Period”) except as otherwise provided in Section 4:

        1.4 Settlement of Restricted Stock Units. Subject to the terms of the Plan and this Agreement, Restricted Stock Units shall be settled in Shares, provided that Employee has satisfied any tax withholding obligations pursuant to Section 9 below. Shares will be issued to Employee within a reasonable time following each Vesting Date (as evidenced by the appropriate entry in the books of the Company or a duly authorized transfer agent of the Company), but in no event shall the Shares be issued after the period ending on the later to occur of the date that is 2 1/2 months from the end of (i) Employee’s tax year that includes the applicable Vesting Date, or (ii) the Company’s tax year that includes the applicable Vesting Date.

        1.5 Stockholder Rights. Unless and until the Shares are issued by the Company after the Vesting Date, Employee shall have none of the rights or privileges of a shareholder of the Company (including voting, dividend and liquidation rights) with respect to the Shares covered by the Restricted Stock Units.

        1.6 Change of Control. Notwithstanding any provision in the Agreement to the contrary, if, during the two-year period following a Change of Control, Employee’s Continuous Service is terminated other than for Cause, or if Employee terminates his or her Continuous Service for “Good Reason,” the vesting of the Restricted Stock Units governed by this Agreement shall be accelerated such that all such Restricted Stock Units shall be deemed to be vested in full immediately prior to the termination of Employee’s Continuous Service.

        For purposes of this Agreement:

“Cause” shall have the meaning set forth in the Plan.

“Change of Control” shall have the meaning set forth in the Plan.

“Good Reason” means the occurrence of any of the following, without the express written consent of Employee, after the occurrence of a Change of Control:

        (a) the assignment to Employee of any duties inconsistent in any material adverse respect with Employee’s position, authority or responsibilities as in effect immediately prior to a Change of Control, or any other material adverse change in such position, including authority or responsibilities;

        (b) any failure by the Company (or any successor company) to continue to provide Employee with base pay, incentive compensation opportunities, and other material benefits (including, but not limited to, savings plans, defined benefit plans, welfare benefit plans and perquisites) at a level which is, in the aggregate, at least equal to that in effect immediately prior to a Change of Control, but shall not include any reduction in incentive compensation opportunities or other material benefits that are part of an across-the-board reduction of the incentive compensation or other material benefits of employees who are similarly situated with respect to Employee;

        (c) the Company’s (or any successor company’s) requiring Employee to be based at any office or location more than 49 miles from that location at which Employee performed his or her services immediately prior to the Change of Control, except for travel reasonably required in the performance of Employee’s responsibilities; or

        (d) any failure by the Company or an Affiliate to obtain the commitment of any successor in interest or failure on the part of such successor in interest to perform the obligations to Employee under this Agreement or any employee-related obligations assumed by the successor in interest in connection with its acquisition of the Company or an Affiliate.

The occurrence of the events or conditions in clauses (a)-(d) shall not constitute Good Reason unless Employee provides written notice of the action(s) or omission(s) deemed to constitute Good Reason and the Company (or any successor company) or, if applicable, an Affiliate fails to remedy such action(s) or omission(s) within 30 days after the receipt of such written notice. In no event shall the mere occurrence of a Change of Control, absent any further impact on Employee, be deemed to constitute Good Reason.

2.     Securities Law Compliance. Employee represents that Employee has received and carefully read a copy of the Prospectus for the Plan, together with the Company’s most recent Annual Report to Stockholders. Employee hereby acknowledges that Employee is aware of the risks associated with the Shares and that there can be no assurance the price of the Common Stock will not decrease in the future. Employee hereby acknowledges no representations or statements have been made to Employee concerning the value or potential value of the Common Stock. Employee acknowledges that Employee has relied only on information contained in the Prospectus and has received no representations, written or oral, from the Company or its employees, attorneys or agents, other than those contained in the Prospectus or this Agreement. Employee acknowledges that the Company has made no representations concerning the tax and other effects of the Restricted Stock Units and Employee represents that Employee has consulted with Employee’s own tax and other advisors concerning the tax and other effects of the Restricted Stock Units.

3.     Transfer Restrictions. Employee shall not transfer, assign, sell, encumber, pledge, grant a security interest in or otherwise dispose of the Restricted Stock Units subject to this Agreement in any manner other than by the laws of descent or distribution. Any such transfer, assignment, sale, encumbrance, pledge, security interest or disposition shall be void and shall result in the automatic termination of the Restricted Stock Units and this Agreement.

4.     Termination of Employment. In the event Employee’s Continuous Service is terminated for any reason prior to the full vesting of the Restricted Stock Units, the Restricted Stock Units granted hereunder shall terminate to the extent they are not vested as of the termination of Employee’s Continuous Service (as described in Section 10.8), and Employee shall not have any right to receive any Shares subject to such unvested Restricted Stock Units.

5.     Forfeiture. If at any time during Employee’s employment or at any time during the 12-month period following termination of Employee’s Continuous Service, a Forfeiture Event (as defined below) occurs, then at the election of the Committee, (a) this Agreement and all unvested Restricted Stock Units granted hereunder shall terminate, and (b) Employee shall return to the Company for cancellation all Shares held by Employee plus pay the Company the amount of any proceeds received from the sale of any Shares to the extent such Shares were issued pursuant to Restricted Stock Units granted under this Agreement that vested (i) during the 12-month period immediately preceding the Forfeiture Event, or (ii) on the date of or at any time after such Forfeiture Event. “Forfeiture Event” means the following: (i) conduct related to Employee’s employment for which criminal penalties may be sought, (ii) the commission of an act of fraud or intentional misrepresentation, (iii) embezzlement or misappropriation or conversion of assets or opportunities of the Company, (iv) any breach of the non-competition or non-solicitation provisions of the Key Employee Covenants previously provided to Employee, (v) disclosing or misusing any confidential or proprietary information of the Company in violation of the Key Employee Covenants, or any other non-disclosure agreement with the Company or other duty of confidentiality, or (vi) any other material breach of the Key Employee Covenants. The Committee, in its sole discretion, may waive at any time in writing this forfeiture provision and release Employee from liability hereunder.

6.     Governing Plan Document. This Agreement incorporates by reference all of the terms and conditions of the Plan, as presently existing and as hereafter amended. Employee expressly acknowledges and agrees that the terms and provisions of this Agreement are subject in all respects to the provisions of the Plan. Employee also expressly acknowledges, agrees and represents as follows:

        a.     Acknowledges receipt of the Plan, a copy of which is attached hereto as Exhibit A, and represents that Employee is familiar with the provisions of the Plan, and that Employee enters into this Agreement subject to all of the provisions of the Plan.

        b.     Recognizes that the Committee has been granted complete authority to administer the Plan in its sole discretion, and agrees to accept all decisions related to the Plan and all interpretations of the Plan made by the Committee as final and conclusive upon Employee and upon all persons at any time claiming any interest through Employee in the Restricted Stock Units or the Shares subject to this Agreement.

        c.     Acknowledges and understands that the establishment of the Plan and the existence of this Agreement are not sufficient, in and of themselves, to exempt Employee from the requirements of Section 16(b) of the Exchange Act and any rules or regulations promulgated thereunder, and that Employee (to the extent Section 16(b) applies to Employee) shall not be exempt from such requirements pursuant to Rule 16b-3 unless and until Employee shall comply with all applicable requirements of Rule 16b-3, including without limitation, the possible requirement that Employee must not sell or otherwise dispose of any Share acquired hereby unless and until a period of at least six months shall have elapsed between the date upon which such Restricted Stock Unit was granted to Employee and the date upon which Employee desires to sell or otherwise dispose of any Share acquired under this award.

7.     Representations And Warranties. As a condition to the receipt of any Shares upon vesting, the Company may require Employee to make any representations and warranties to the Company that legal counsel to the Company may determine to be required or advisable under any applicable law or regulation, including without limitation, representations and warranties that the Shares are being acquired only for investment and without any present intention or view to sell or distribute any such shares.

8.     Compliance With Law And Regulations. The obligations of the Company hereunder are subject to all applicable federal and state laws and to the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed and any other government or regulatory agency.

9.     Taxes. Regardless of any action the Company or, if different, the Employee’s employer (the “Employer”) takes with respect to any or all income tax (including federal, state and other taxes), social insurance, payroll tax or other tax-related withholding (“Tax-Related Items”), Employee acknowledges that the ultimate liability for all Tax-Related Items legally due by Employee is and remains his or her responsibility and that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including the grant of the Restricted Stock Units, the vesting of the Restricted Stock Units, the settlement of the Restricted Stock Units, the subsequent sale of any Shares acquired at settlement and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate the Employee’s liability for Tax-Related Items.

        Prior to vesting of the Restricted Stock Units, Employee agrees to make arrangements satisfactory to the Company and/or the Employer to satisfy any applicable Tax-Related Items in connection with the Restricted Stock Units. In this regard, if permissible under local law and regulations, Employee authorizes the Company and/or the Employer, at their discretion, to satisfy the obligations with respect to Tax-Related Items by one or a combination of the following: (i) selling or arranging for the sale of Shares otherwise deliverable to Employee in settlement of the Restricted Stock Units; (ii) withholding from Employee’s wages or other cash compensation payable to Employee by the Company or the Employer; (iii) withholding from proceeds of the sale of Shares acquired upon vesting of the Restricted Stock Units; or (iv) withholding in Shares, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum withholding amount. Finally, Employee will pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of Employee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to deliver any of the Shares if Employee fails to comply with his or her obligations in connection with the Tax-Related Items described in this Section.

10.     Nature of Grant. In accepting the Restricted Stock Units and signing this Agreement, Employee acknowledges that:

        10.1 the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan;

        10.2 the grant of Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future awards of Restricted Stock Units, or benefits in lieu of Restricted Stock Units even if Restricted Stock Units have been awarded repeatedly in the past;

        10.3 nothing in this Agreement or in the Plan shall confer upon Employee any right to continue in the employment or service of the Employer or the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Employer or the Company, which rights are hereby expressly reserved, to terminate Employee’s employment or service at any time for any reason, with or without cause except as may otherwise be provided pursuant to a separate written employment agreement;

        10.4 all decisions with respect to future grants of Restricted Stock Units, if any, will be at the sole discretion of the Company;

        10.5 Employee's participation in the Plan is voluntary;

        10.6 Restricted Stock Units are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculation of any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;

        10.7 in consideration of the grant of Restricted Stock Units, no claim or entitlement to compensation or damages arises from termination of the Restricted Stock Units or diminution in value of the Restricted Stock Units or Shares received upon vesting of Restricted Stock Units resulting from termination of the Employee’s employment or other service-providing relationship with the Company or Employer (for any reason whatsoever and whether or not in breach of local labor laws) and Employee irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, Employee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim; and

        10.8 in the event of the termination of Employee's Continuous Service (whether or not in breach of local labor laws), Employee’s right to receive Restricted Stock Units and vest under the Plan, if any, will terminate effective as of the date that Employee is no longer actively employed or providing service and will not be extended by any notice period mandated under local law (e.g., active employment or service would not include a period of “garden leave” or similar period pursuant to local law); the Committee shall have the exclusive discretion to determine when Employee is no longer providing Continuous Service for purposes of the Plan.

11. General Provisions.

        11.1 Notices. Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party’s signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this Section to all other parties to this Agreement.

        11.2 No Waiver. The failure of the Company in any instance to exercise any rights under this Agreement, including the forfeiture rights under Section 5, shall not constitute a waiver of any other rights that may subsequently arise under the provisions of this Agreement or any other agreement between the Company and Employee. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

12. Miscellaneous Provisions.

        12.1 Employee Undertaking. Employee hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Employee or the Shares pursuant to the provisions of this Agreement.

        12.2 Entire Contract. This Agreement and the Plan constitute the entire understanding and agreement of the parties with respect to the subject matter contained herein. This Agreement is made pursuant to, and incorporates by reference, the provisions of the Plan and shall in all respects be construed in conformity with the terms of the Plan (which is attached as Exhibit A).

        12.3 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

        12.4 Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan, Restricted Stock Units granted under the Plan or future Restricted Stock Units that may be granted under the Plan by electronic means or to request Employee’s consent to participate in the Plan by electronic means. Employee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

        12.5 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon Employee, Employee’s permitted assigns and the legal representatives, heirs and legatees of Employee’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof. Employee may not assign this Agreement other than by the laws of decent and distribution.

        12.6 Severability. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

        12.7 Governing Law. Restricted Stock Units and the provisions of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Utah without resort to that State’s conflict-of-laws rules, as provided in the Plan. In the event of any legal proceeding involving this Agreement, the prevailing party shall be entitled to recover its legal fees and expenses (including reasonable attorneys’ fees).

        By Employee’s signature and the signature of the Company’s representative below, Employee and the Company agree that this Restricted Stock Unit is granted under and governed by the terms and conditions of the Plan and this Agreement. Employee has read and understands the Plan and this Agreement. Employee hereby agrees to accept as binding and conclusive all decisions or interpretations of the Board and/or the Committee related to the Plan.

        IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

Nu Skin Enterprises, Inc. By: ______________________________ Title: ______________________________ Employee Name: ______________________________ Address: ______________________________